EXHIBIT 5.1

ORRICK, HERRINGTON & SUTCLIFFE LLP 43/F, Gloucester Tower, The Landmark 15 Queen’s Road Central, Hong Kong tel +852-2218-9100 fax +852-2218-9200 WWW.ORRICK.COM

November [•], 2010

SemiLEDs Corporation

3F, No. 11 Ke Jung Rd., Chu-Nan Site,

Hsinchu Science Park, Chu-Nan 350,

Miao-Li County, Taiwan, R.O.C.

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for SemiLEDs Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 6, 2010 (File No. 333-168624), as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of the offer and sale of 5,250,000 shares of common stock of the Company, par value $0.0000056 per share, all of which are being offered by the Company (the “Company Primary Shares”), and up to an additional 787,500 shares which may be purchased by the underwriters pursuant to an option granted by the Company to the underwriters (the “Company Option Shares,” and together with the Company Primary Shares, the “Company Shares”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) as to facts material to the opinion expressed herein, we have relied on the truth, accuracy and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based upon the foregoing examination and in reliance thereon, we are of the opinion that the Company Shares, when issued and delivered against payment therefor, will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP